Exhibit 10.4

AMENDMENT #3 TO

SERVICES AGREEMENT

BETWEEN TRX FULFILLMENT SERVICES, LLC.

AND

AMERICAN AIRLINES, INC.

This Amendment #3 (“Amendment”) is entered into as of the 29th day of June 2011 (“Amendment Effective Date”) between TRX Fulfillment Services, LLC (“TRX” or “Supplier”) and American Airlines, Inc. (“American”). TRX and American have previously entered into a Services Agreement dated as of December 23, 2002, as amended on February 1, 2006 and June 27, 2008 (the “Agreement”), which is incorporated herein by reference. The parties desire to amend and revise the Agreement solely as set forth in this Amendment. The terms defined within the Agreement and its Exhibits and Attachments shall also apply to this Amendment.

WITNESSETH

WHEREAS, TRX and American entered into the Agreement, pursuant to which TRX agreed to provide certain Services;

WHEREAS, TRX and American have agreed to amend the Agreement as specified herein to extend the term;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein the parties hereto amend the Agreement as follows:

1.        Exhibit A, Section 5(a) – Term and Termination shall be amended to delete the first sentence of the paragraph and replace it with the following:

“The term of this Agreement shall commence on the date executed and continue in full force and effect through September 30, 2011 (the “Term”).

2.        Except as expressly set forth in this Amendment, the terms and conditions of the Agreement shall continue in full force and effect. The Agreement and this Amendment reflect the entire agreement of the parties. This Amendment shall take precedence over any conflicting terms in the Agreement with respect to the subject matter herein.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties hereto have made and entered in this Amendment effective as of the date set forth above.